Exhibit 10.29

DEBT FORGIVENESS AGREEMENT AND CANCELLATION OF NOTE

This DEBT FORGIVENESS AGREEMENT AND CANCELLATION OF NOTE (this “Agreement”) is made effective as of _____________, 2018 by and between AXONICS MODULATION TECHNOLOGIES, INC. (“Axonics”) and ____________________ (“Executive,” and together with Axonics, the “Parties”).

WHEREAS, Axonics is the holder of that certain Secured Full Recourse Promissory Note issued by Executive to Axonics and dated as of ____________________ (the “Note”), under which an aggregate of $____________________ of principal and interest is currently outstanding;

WHEREAS, the Note is secured by the shares of the Company’s Common Stock owned by the Executive pursuant to a Stock Pledge Agreement (the “Pledge Agreement”); and

WHEREAS, Axonics has determined to forgive the remaining balance of principal and interest due under the Note in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.    Axonics hereby waives, forgives, and cancels all remaining obligations owed by Executive to Axonics under the Note and, in connection therewith, the Note is hereby cancelled, voided, and of no further force or effect. In addition, the Parties agree and acknowledge that the Pledge Agreement is hereby terminated in its entirety.

2.    The Parties hereby represent and warrant to each other that this Agreement constitutes the valid and binding obligation of each of the Parties. Furthermore, Axonics hereby represents and warrants to Executive that Axonics is the lawful owner and holder of the Note, and that Axonics has not transferred, assigned, or otherwise conveyed or alienated any of Axonics’ right, title, or interest in or to the Note.

3.    This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns.

4.    This Agreement is intended for the benefit of the Parties and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

5.    The transactions contemplated by this Agreement may give rise to “wages” or other income subject to withholding. Executive expressly acknowledges that Executive’s rights hereunder are subject to Executive promptly paying to Axonics in cash (or by such other means as may be acceptable to Axonics in its sole discretion) all taxes required to be withheld. Executive authorizes Axonics to withhold such amounts due hereunder from any payments otherwise owed to Executive, but nothing in this sentence will be construed as relieving Executive of any liability for satisfying Executive’s obligation under the preceding provisions of this Section 5. In no event will Axonics be liable for any tax, interest, or penalty that may be imposed on Executive under the Internal Revenue Code of 1986, as amended (the “Code”) or damages for failing to comply with the Code.

6.    Each of the Parties shall execute and deliver, or cause to be executed and delivered, any and all such other instruments and shall take all actions as may be necessary to effect the transactions contemplated by this Agreement.

7.    This Agreement shall be construed, and the rights and obligations of the Parties under this Agreement shall be determined, in accordance with the internal laws of the State of California, without application of any state’s conflict of laws principles.

8.    Each part of this Agreement is intended to be severable. If any term, covenant, condition, or provision of this Agreement is unlawful, invalid, or unenforceable, such illegality, invalidity, or unenforceability shall not affect the remaining provisions of this Agreement, which shall remain in full force and effect and shall be binding upon the Parties.

9.    This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes any and all prior agreements, representations, and understandings of the Parties, written or oral. The terms of this Agreement shall not be modified or amended except by subsequent written agreement of the Parties. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

AXONICS MODULATION TECHNOLOGIES, INC.

Sign name:

Print name:

Title:

EXECUTIVE

Sign name:

Print name: